Exhibit 99.1

Contact: Frank Perez

Chief Financial Officer

(615) 599-2274

TENNESSEE COMMERCE BANCORP

RECEIVES NOTICE OF DEFICIENCY FROM NASDAQ REGARDING

LISTING RULE 5250(C)(1)

Franklin, Tennessee (April 25, 2011) — Tennessee Commerce Bancorp, Inc. (Nasdaq:TNNC) (the “Company”) today reported that it has received a letter from The Nasdaq Stock Market (“Nasdaq”), dated April 19, 2011, indicating that the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1), which requires that Nasdaq-listed companies file their required periodic financial reports with the U.S. Securities and Exchange Commission (“SEC”) on a timely basis. The Nasdaq letter was issued in accordance with standard Nasdaq procedures due to a qualification contained in the Report of Independent Registered Public Accounting Firm (“Report”) included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010, as filed with the SEC on April 18, 2011.  The Nasdaq takes the position that because the Report includes a qualification, the Form 10-K is incomplete and views an incomplete filing to be a delinquent filing.  The qualification included in the Report was due to an unresolved report of examination from the Federal Deposit Insurance Corporation and Tennessee Department of Financial Institutions that could require adjustments to the Company’s banking subsidiary’s allowance for loan and lease losses (“ALLL”).

The Company continues to work with its registered public accounting firm and regulators of its banking subsidiary to resolve any matters relating to the ALLL which led to the qualification, and intends to cure the deficiency by filing an amended Form 10-K removing the qualification as soon as this process is completed.  Unless the deficiency is otherwise resolved earlier, the Company has up to 60 calendar days or until June 20, 2011 to submit a plan to the Nasdaq to regain compliance with the filing requirements for continued listing on the Nasdaq Marketplace (the “Plan”).  If the Plan is accepted, the Company can be granted an exception of up to 180 calendar days or until October 12, 2011, to regain compliance. Pending submission of the Plan, the Company’s common stock will continue to be listed for trading on The Nasdaq Stock Market. The Company expects to resolve the matter as soon as possible or otherwise timely file the Plan; however, there can be no assurance that the Plan will be accepted by the Nasdaq.  In the event the Plan is not accepted, the Company has the right to appeal to the Nasdaq Hearings Panel.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee.  Tennessee Commerce Bancorp’s stock is traded on the Nasdaq Global Market under the symbol TNCC.  Additional information concerning Tennessee Commerce Bancorp can be accessed at www.tncommercebank.com.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.”  These forward-looking statements include, without limitation, statements relating to the listing of the Company’s securities and enhancements to the Company’s long-term success.

We caution you not to place undue reliance on any forward-looking statement contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors.  These factors may include, but are not limited to, Nasdaq’s corporate governance listing standards and changes to those standards, the Company’s ongoing compliance efforts and ability to meet those standards.